Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated April 23, 2021, relating to the financial statements of Huazhu Group Limited and the effectiveness of Huazhu Group Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Huazhu Group Limited for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 19, 2021